Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2019

FOURTH-QUARTER AND YEAR-END OPERATING RESULTS

•	Delivered fourth consecutive quarter of year-over-year sales growth. Fourth-quarter reported net sales increased 2.6 percent to $1.4 billion and internal sales increased 4.1 percent.

•	Animal Health segment internal sales increased 4.1 percent, representing continued strong performance in both Companion Animal and Production Animal businesses.

•	Dental segment internal sales increased 4.2 percent, marking second consecutive quarter of year-over-year sales growth.

•	Returned to EPS growth with fourth-quarter GAAP earnings of $0.30 per diluted share, up 30 percent, and adjusted earnings[1] of $0.37 per diluted share, up 23 percent.

•	Issues fiscal 2020 GAAP earnings guidance of $0.99 to $1.09 per diluted share and adjusted earnings[1] range of $1.33 to $1.43 per diluted share.

St. Paul, Minn. — June 27, 2019 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.4 billion (see attached Sales Summary for further details) in its fiscal fourth quarter ended April 27, 2019, an increase of 2.6 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, increased 4.1 percent.

Reported net income attributable to Patterson Companies, Inc. for the fourth quarter of fiscal year 2019 was $28.0 million, or $0.30 per diluted share, compared to $20.9 million, or $0.23 per diluted share, in last year’s fiscal fourth quarter. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs and discrete tax matters, totaled $35.0 million for the fourth quarter of fiscal 2019, or $0.37 per diluted share, compared to $28.2 million in the same quarter last year, or $0.30 per diluted share.

“Patterson’s fourth quarter and fiscal 2019 results reflect continued top line growth and improved profitability trends throughout the year, enabling us to deliver on our earnings expectations while making continued necessary investments in our people, technology and services,” said Mark Walchirk, President and CEO of Patterson Companies. “Through the execution of our strategic priorities, we have successfully stabilized our core business and returned both of our segments to growth. We continued to drive strong performance in both the companion and production animal businesses, and we achieved our second consecutive quarter of year-over-year revenue growth in Dental, fueled by strong growth across the equipment category. We are pleased with Patterson’s performance during the first full year of our three-year plan, and we are positioned to build momentum behind our improved performance going forward.”

Patterson Animal Health

Reported net sales in our Animal Health segment for the fourth quarter of fiscal 2019, which comprised approximately 60 percent of the company’s total sales, were $866.4 million compared to $848.0 million in the same quarter last year. Internal sales for the segment increased 4.1 percent from the fiscal 2018 fourth quarter.

Patterson Dental

Reported net sales in our Dental segment for the fourth quarter of fiscal 2019, which represented approximately 40 percent of total company sales, were $563.5 million compared to $545.8 million in the same quarter last year. Internal sales increased 4.2 percent compared to the fiscal 2018 fourth quarter.

Balance Sheet and Capital Allocation

For fiscal 2019, Patterson Companies generated $48.2 million of cash from operating activities and collected deferred purchase price receivables of $402.4 million for a total of $450.6 million, compared to a total of $228.5 million in fiscal 2018. During fiscal 2019, debt was reduced by $265.5 million and cash grew by $32.7 million.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

In the fourth quarter of fiscal 2019, Patterson Companies paid $24.7 million in cash dividends to shareholders. During fiscal 2019, Patterson returned $99.5 million in cash dividends to shareholders.

Fiscal 2019 Results

Consolidated net sales for fiscal 2019 totaled $5.6 billion, a 2.0 percent year-over-year increase. Reported net income attributable to Patterson Companies, Inc. was $83.6 million, or $0.89 per diluted share, compared to $201.0 million, or $2.16 per diluted share in fiscal 2018. The fiscal 2018 period included the recognition of a provisional tax benefit of $76.6 million, reflecting the revaluation of tax-deferred assets and liabilities, net of a one-time transition tax on unremitted foreign earnings as a result of the 2017 Tax Act. In July 2018, Patterson Companies booked a pre-tax reserve of $28.3 million for the settlement of certain purported class action antitrust litigation.

Adjusted net income1 attributable to Patterson Companies, Inc. for fiscal 2019, which excludes deal amortization costs, integration and business restructuring costs, legal reserve costs and discrete tax matters, totaled $130.9 million, or $1.40 per diluted share, compared to adjusted net income of $156.8 million, or $1.68 per diluted share, in fiscal 2018.

FY2020 Guidance

Patterson Companies today announced its fiscal 2020 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $0.99 to $1.09 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $1.33 to $1.43 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $28.7 million ($0.32 per diluted share).

•	Integration and business restructuring expenses of approximately $1.4 million ($0.02 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2019.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs and discrete tax matters, along with the related tax effects of these items.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s fourth-quarter performance and earnings guidance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude foreign currency impact and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Fourth-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2019 fourth-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2019 fourth-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 8389409 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economic conditions; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Net sales	$1,436,706	$1,400,609	$5,574,523	$5,465,683
Gross profit	312,527	289,839	1,190,775	1,199,366
Operating expenses	265,904	248,588	1,053,059	979,477

Operating income	46,623	41,251	137,716	219,889

Other income (expense):
Other income (expense), net	(443)	1,349	8,178	6,117
Interest expense	(9,817)	(12,289)	(39,666)	(46,743)

Income before taxes	36,363	30,311	106,228	179,263
Income tax expense (benefit)	8,678	9,383	23,352	(21,711)

Net income	27,685	20,928	82,876	200,974
Net loss attributable to noncontrolling interests	(305)	—	(752)	—

Net income attributable to Patterson Companies, Inc.	$27,990	$20,928	$83,628	$200,974

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.30	$0.23	$0.90	$2.17

Diluted	$0.30	$0.23	$0.89	$2.16

Weighted average shares:
Basic	92,990	91,846	92,755	92,467
Diluted	93,899	92,446	93,484	93,094

Dividends declared per common share	$0.26	$0.26	$1.04	$1.04

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 27, 2019	April 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$95,646	$62,984
Receivables, net	582,094	826,877
Inventory	761,018	779,834
Prepaid expenses and other current assets	165,605	103,029

Total current assets	1,604,363	1,772,724
Property and equipment, net	305,790	290,590
Goodwill and identifiable intangibles, net	1,167,379	1,205,401
Long-term receivables, net and other	191,737	202,949

Total assets	$3,269,269	$3,471,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$648,418	$610,368
Other accrued liabilities	203,319	205,415
Current maturities of long-term debt	23,975	76,598
Borrowings on revolving credit	—	16,000

Total current liabilities	875,712	908,381
Long-term debt	725,341	922,030
Other non-current liabilities	187,709	179,463

Total liabilities	1,788,762	2,009,874
Stockholders’ equity	1,480,507	1,461,790

Total liabilities and stockholders’ equity	$3,269,269	$3,471,664

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 27, 2019	April 28, 2018
Operating activities:
Net income	$82,876	$200,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,773	83,816
Non-cash employee compensation	33,425	36,532
Deferred consideration in securitized receivables	(402,367)	(49,650)
Change in assets and liabilities, net of acquired	251,451	(92,777)

Net cash provided by operating activities	48,158	178,895

Investing activities:
Additions to property and equipment	(60,734)	(43,263)
Collection of deferred purchase price receivables	402,367	49,650
Other investing activities	(906)	10,600

Net cash provided by investing activities	340,727	16,987

Financing activities:
Dividends paid	(99,468)	(99,199)
Repurchases of common stock	—	(87,500)
Proceeds from issuance of long-term debt, net	—	150,000
Retirement of long-term debt	(249,542)	(164,754)
Payment on revolving credit	(16,000)	(43,000)
Other financing activities	9,764	14,291

Net cash used in financing activities	(355,246)	(230,162)

Effect of exchange rate changes on cash	(977)	2,305

Net change in cash and cash equivalents	32,662	(31,975)
Cash and cash equivalents at beginning of period	62,984	94,959

Cash and cash equivalents at end of period	$95,646	$62,984

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

Three Months Ended	April 27, 2019	April 28, 2018	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Consolidated net sales
Consumable	$1,154,802	$1,145,258	0.8%	(1.3)%	(0.3)%	2.4%
Equipment and software	190,536	168,393	13.1	(1.1)	—	14.2
Other	91,368	86,958	5.1	(0.9)	—	6.0

Total	$1,436,706	$1,400,609	2.6%	(1.3)%	(0.2)%	4.1%

Dental
Consumable	$312,061	$317,951	(1.9)%	(1.0)%	—%	(0.9)%
Equipment and software	174,572	155,979	11.9	(1.2)	—	13.1
Other	76,844	71,834	7.0	(0.8)	—	7.8

Total	$563,477	$545,764	3.2%	(1.0)%	—%	4.2%

Animal Health
Consumable	$842,741	$827,307	1.9%	(1.5)%	(0.4)%	3.8%
Equipment and software	15,964	12,414	28.6	—	—	28.6
Other	7,706	8,257	(6.7)	(2.6)	—	(4.1)

Total	$866,411	$847,978	2.2%	(1.5)%	(0.4)%	4.1%

Corporate
Other	$6,818	$6,867	(0.7)%	—%	—%	(0.7)%

Total	$6,818	$6,867	(0.7)%	—%	—%	(0.7)%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and twelve months ended April 27, 2019.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

Twelve Months Ended	April 27, 2019	April 28, 2018	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Consolidated net sales
Consumable	$4,482,016	$4,415,643	1.5%	(0.5)%	(0.2)%	2.2%
Equipment and software	753,805	709,253	6.3	(0.3)	—	6.6
Other	338,702	340,787	(0.6)	(0.2)	—	(0.4)

Total	$5,574,523	$5,465,683	2.0%	(0.4)%	(0.2)%	2.6%

Dental
Consumable	$1,214,814	$1,251,642	(2.9)%	(0.2)%	—%	(2.7)%
Equipment and software	694,864	660,355	5.2	(0.3)	—	5.5
Other	282,112	284,081	(0.7)	(0.2)	—	(0.5)

Total	$2,191,790	$2,196,078	(0.2)%	(0.2)%	—%	—%

Animal Health
Consumable	$3,267,202	$3,164,001	3.3%	(0.6)%	(0.3)%	4.2%
Equipment and software	58,941	48,898	20.5	—	—	20.5
Other	28,385	29,665	(4.3)	(0.8)	—	(3.5)

Total	$3,354,528	$3,242,564	3.5%	(0.6)%	(0.3)%	4.4%

Corporate
Other	$28,205	$27,041	4.3%	—%	—%	4.3%

Total	$28,205	$27,041	4.3%	—%	—%	4.3%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and twelve months ended April 27, 2019.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Operating income (loss)
Dental	$50,649	$46,036	$179,236	$229,201
Animal Health	25,376	20,128	81,472	78,058
Corporate	(29,402)	(24,913)	(122,992)	(87,370)

Total	$46,623	$41,251	$137,716	$219,889

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended April 27, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$46,623	$9,238	$—	$—	$—	$55,861
Other expense, net	(10,260)	—	—	—	—	(10,260)

Income before taxes	36,363	9,238	—	—	—	45,601
Income tax expense (benefit)	8,678	2,198	—	—	—	10,876

Net income	27,685	7,040	—	—	—	34,725
Net loss attributable to noncontrolling interests	(305)	—	—	—	—	(305)

Net income attributable to Patterson Companies, Inc.	$27,990	$7,040	$—	$—	$—	$35,030

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.30	$0.07	$—	$—	$—	$0.37

Operating income as a % of sales	3.2%					3.9%
Effective tax rate	23.9%					23.9%

For the three months ended April 28, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$41,251	$9,533	$—	$—	$—	$50,784
Other expense, net	(10,940)	—	—	—	—	(10,940)

Income before taxes	30,311	9,533	—	—	—	39,844
Income tax expense (benefit)	9,383	2,893	—	—	(608)	11,668

Net income	20,928	6,640	—	—	608	28,176
Net loss attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Patterson Companies, Inc.	$20,928	$6,640	$—	$—	$608	$28,176

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.23	$0.07	$—	$—	$0.01	$0.30

Operating income as a % of sales	2.9%					3.6%
Effective tax rate	31.0%					29.3%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the twelve months ended April 27, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$137,716	$38,193	$—	$28,263	$—	$204,172
Other expense, net	(31,488)	—	—	—	—	(31,488)

Income before taxes	106,228	38,193	—	28,263	—	172,684
Income tax expense (benefit)	23,352	8,992	—	7,523	2,686	42,553

Net income	82,876	29,201	—	20,740	(2,686)	130,131
Net loss attributable to noncontrolling interests	(752)	—	—	—	—	(752)

Net income attributable to Patterson Companies, Inc.	$83,628	$29,201	$—	$20,740	$(2,686)	$130,883

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.89	$0.31	$—	$0.22	$(0.03)	$1.40

Operating income as a % of sales	2.5%					3.7%
Effective tax rate	22.0%					24.6%

For the twelve months ended April 28, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$219,889	$38,515	$8,594	$—	$—	$266,998
Other expense, net	(40,626)	—	—	—	—	(40,626)

Income before taxes	179,263	38,515	8,594	—	—	226,372
Income tax expense (benefit)	(21,711)	11,793	2,879	—	76,648	69,609

Net income	200,974	26,722	5,715	—	(76,648)	156,763
Net loss attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Patterson Companies, Inc.	$200,974	$26,722	$5,715	$—	$(76,648)	$156,763

Diluted earnings per share attributable to Patterson Companies, Inc.*	$2.16	$0.29	$0.06	$—	$(0.82)	$1.68

Operating income as a % of sales	4.0%					4.9%
Effective tax rate	(12.1)%					30.7%

*	May not sum due to rounding